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                                                                    EXHIBIT 10.3

                          [LOGO OF FRANKLIN TELECOM]


                733 LAKEFIELD ROAD. - WESTLAKE VILLAGE, CA 91361
                805/373-8688; FAX 805/373-7373  Internet; frank@ftel.net
                                                          BBS 805/495-5517
                                                          WEB Site: www.ftel.com

                                 CONFIDENTIAL


Mr. Phil Sutter                                       May 23, 1996
President, StarComm Products Inc.
7413 Slater Ave
Huntington Beach, CA 92647
714/375-1241 Fax 375-1244 e-mail
 102747.263@compuserve.com

Dear Phil:

This letter, when signed, will form a Joint Venture called Franklin Modem Corp. which will have the following structure and charter:

1.   Ownership - 70% Franklin Telecom; 30% StarComm
2. Structure - An FTC division or CA Corp. Auditing ex to be paid by FTC for set up.
3. Charter - To design, build and manufacture a 4, 8, 16 port 28.8 - V.34 modem on an ISA card (perhaps with daughter cards) to function with the FTC D-Mark Channel Bank. This would require the following capabilities (the importance is rated 1 to 10; 10 being absolutely required.

          .    Auto bauding from 2.4 to 28.8 k bps                           8
          .    V.34 compatibility with V.34 bis                              9
          .    Operation at 28.8                                            10
          .    Minimum of 4 modems per ISA card                             10
          .    Eight 4 modems per ISA card                                   9
          .    Design for 4 port to be finished by June 30, 1996             7
          .    Design for 8 port to be finished by July 31, 1996             8
               Above board buss FABB & MVIP                                 10
          .    Auto answer                                                  10
          .    Synchronous and Asynchronous operation                        7

4. Terms & Conditions: Mr. Sutter will not compete for the same thing without permission.
5. Rights to StarComm intellectual property used in the development and manufacture of joint venture projects are not transferable and remain with StarComm. (see paragraph 7).
6. StarComm may purchase all resulting products from the Joint Venture (Franklin Modem Corp.) and remarket these products through StarComm's distribution channels under the StarComm logo. The first product envisioned is a bundled channel bank/modem product yet to be named.
7. For a period of 24 months, StarComm will be appointed as exclusive manufacturer of the modem card for the joint venture. StarComm will make all materials, including intellectual property, micro code and the like available to Franklin if StarComm is unable, for any reason, to perform. StarComm will be allowed to standard OEM supplier margins for these services. These margins should take into account the 30% ownership of the JV.
8.   Royalties to StarComm:       None but the 30% ownership will produce 30%
                                  of the net profits.
9.   Commissions:                 On new designs for the ISA application - TBD
10.  Stock Options:               In FTC TBD; In FNet TBD but a min of 10,000.

Yours Truly                                           Agreed to


______________________________   ____      _______________________________  ____
Frank W. Peters, President FTC   Date      Phil Sutter, President Star Com  Date